Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-255482) on Form S-8 of our report dated March 10, 2022, with respect to the consolidated financial statements of KnowBe4, Inc. and subsidiaries.

/s/ KPMG LLP
Tampa, Florida
March 10, 2022